Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Salient Risk Parity Fund
	Salient MLP & Energy Infrastructure Fund
	Salient Alternative Beta Fund
	Salient Trend Fund
	Salient Global Equity Fund



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended December 31, 2013 :

			            Distributions    Distribution
Class A:			     	 (000s)         per share

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			799		0.4948
Salient Alternative Beta Fund		-		-
Salient Trend Fund			83 		0.3438
Salient Global Equity Fund		10		0.0374


Class C:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			170		0.4463
Salient Alternative Beta Fund		-		-
Salient Trend Fund			3 		0.3226
Salient Global Equity Fund		-		-

Class I:

Salient Risk Parity Fund       		-		-
Salient MLP & Inergy
Infrastructure Fund			2,322		0.5300
Salient Alternative Beta Fund		-		-
Salient Trend Fund			2,298 		0.3798
Salient Global Equity Fund		421		0.0831

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class I shares
	 74U2  Class A shares and Class C

 The following is a class breakout of the NAV's and shares outstanding (000s) at December 31, 2013:

 	 			NAV	  Shares Outstanding
   					                 (000s)

Class A:

Salient Risk Parity Fund       	9.07			597
Salient MLP & Energy
Infrastructure Fund		12.77			11,558
Salient Alternative Beta Fund	9.88			3
Salient Trend Fund		11.04			258
Salient Global Equity Fund	11.80			268

Class C:

Salient Risk Parity Fund       	8.97		        147
Salient MLP & Energy
Infrastructure Fund		12.72			2,950
Salient Alternative Beta Fund	9.82			1
Salient Trend Fund		10.98			11
Salient Global Equity Fund	11.74			92


Class I:

Salient Risk Parity Fund       	9.09			10,463
Salient MLP & Energy
Infrastructure Fund		12.76			25,388
Salient Alternative Beta Fund	9.90			4,167
Salient Trend Fund		11.02			6,564
Salient Global Equity Fund	11.77			5,207